Exhibit 99.1

Moleculin Biotech, Inc. Reports Financial Results for the Second Quarter Ended June 30, 2016

Highlights of Recent Achievements and Upcoming Milestones

NEW YORK and HOUSTON – August 15, 2016 – Moleculin Biotech, Inc., (NASDAQ: MBRX) ("Moleculin" or the "Company"), a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on license agreements with The University of Texas System on behalf of the M.D. Anderson Cancer Center (“MD Anderson”), today announced its financial and operating results for the second quarter ended June 30, 2016.

During the second quarter and year to date, key activities included:

•	Successful initial public offering and closing of transactions conditioned upon its IPO, including the acquisition of worldwide rights relating to its WP1066 drug portfolio;
•	Validation of Annamycin in an engineering run with a new combination of suppliers, paving the way for supply of Annamycin for our planned Phase IIb clinical trial;
•	Presentation of patented prodrug of a glucose decoy, WP1122, discovered at MD Anderson and licensed to Moleculin, with potential to target a wide variety of solid tumors highly dependent on glucose to survive, at the 28th Annual International Carbohydrate Symposium; and
•	Expansion of its research sponsorship at MD Anderson Cancer Center; facilitating access to grant funding and cutting edge research capabilities.

Planned activities and milestones for the remainder of 2016 include:

•	Apply for Orphan Drug status and validate the potential for accelerated approval pathway for Annamycin which could include the potential for approval on the basis of a pivotal Phase IIb clinical trial;
•	Prepare for Phase IIb clinical trial for liposomal Annamycin, an anthracycline for the treatment of relapsed or refractory acute myeloid leukemia;
•	Strengthen license and IP portfolio; and
•	Continue development of pipeline assets, including Annamycin and other molecular portfolios.

Walter Klemp, Chairman and CEO of Moleculin stated: “We are excited with our prospects and programs ahead in both the short and longer terms and are proud of our achievements to date. With our recent successful capital raise complete and sufficient funds to pursue our planned operations for the next twelve months from the offering date, our near term goal and potential catalyst includes the commencement of our Phase II registration trial for Annamycin. We believe Annamycin represents a potentially game-changing advancement in the treatment of acute leukemia and we are focused on advancing and bringing to market this and other potentially life saving therapies in the most expeditious, safe and efficient manner while also capitalizing on value enhancing and strategic opportunities.”

Financial Results for the Second Quarter Ended June 30, 2016

Research and development expense was $361,728 for the three months ended June 30, 2016 and mainly represents amortization of capitalized license costs of approximately $257,000, accrued license fees to MD Anderson for approximately $39,000, and approximately $33,000 related to MD Anderson sponsored research.

Research and development expense was $376,728 for the six months ended June 30, 2016 and mainly represents amortization of capitalized license costs of approximately $257,000, accrued license fees to MD Anderson for approximately $54,000, and approximately $33,000 related to MD Anderson sponsored research. We expect to incur increased research and development costs in the future as our product development activities expand.

General and administrative expense was $618,001 for the three months ended June 30, 2016. The expense mainly included payroll, travel, insurance, professional fees to our consultants, attorneys and accountants for services related to our becoming a publicly traded company and related filing fees.

General and administrative expense was $923,572 for the six months ended June 30, 2016. The expense mainly included payroll, travel, insurance, professional fees to our consultants, attorneys and accountants for services related to our becoming a publicly traded company and related filing fees. We expect to incur increased general and administrative expenses over time as the Company increases its product development activity.

Interest expense included expense accrued on our convertible promissory notes issued in 2015 and 2016 bearing interest at the rate of 8% per annum.

The Company’s net loss for the three month period ended June 30, 2016 was $995,616 and was $1,327,857 for the six month period ended June 30, 2016.

As of June 30, 2016, we had $7,244,684 in cash. During the period from January 1, 2016 through May 2, 2016, we sold 234,296 common shares for $702,888. On May 31, 2016, we completed our initial public offering, pursuant to which we sold 1,540,026 shares of our common stock at $6.00 per share for net proceeds of $8,464,183 after deducting underwriting discounts and commissions and direct offering expenses payable by us.

Net cash used in operating activities was $1,645,901 for the six months ended June 30, 2016 and mainly included payments made for payroll, travel, insurance and professional fees to our consultants, attorneys and accountants for services related to our becoming a publicly traded company and related filing fees, along with payments made to MD Anderson for license and maintenance fees. Additionally, prepayments were made for directors and officers insurance.

Net cash provided by investing activities was $362 for the six months ended June 30, 2016 and represents the cash amount acquired through the acquisition of Moleculin, LLC.

Net cash provided by financing activities was $8,862,132 for the six months ended June 30, 2016. We received $8,464,183 net proceeds from our IPO stock issuance, $702,888 from issuance of common shares at $3 per share, and $165,000 from issuance of convertible notes. Net cash used in financing activities included approximately $470,000 for payments of notes payable.

(Tables to follow)

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a preclinical and clinical-stage pharmaceutical company focused on the development of anti-cancer drug candidates, some of which are based on discoveries made at M.D. Anderson Cancer Center. Our lead product candidate is Annamycin, a Phase II clinical stage anthracycline for the treatment of relapsed or refractory acute myeloid leukemia, more commonly referred to as AML. We also have two pre-clinical small molecule portfolios, one of which is focused on the modulation of hard-to-target tumor cell signaling mechanisms and the recruitment of the patient's own immune system. The other portfolio targets the metabolism of tumors.

For more information, please visit http://www.moleculin.com

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the application for Orphan Drug status and the potential for accelerated approval pathway for Annamycin, the potential to conduct a Phase IIb clinical trial for liposomal Annamycin, the ability to strengthen the Company’s license and IP portfolio, and continued development of pipeline assets. These statements relate to future events, future expectations, plans and prospects. Although Moleculin Biotech believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin Biotech has attempted to identify forward-looking statements by terminology including "believes," "estimates," "anticipates," "expects," "plans," "projects," "intends," "potential," "may," "could," ''might," "will," "should," "approximately" or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under the heading "Risk Factors" in our Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on February 1, 2016, as amended (Registration No. 333-209323). Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Contact

PCG Advisory Group

Kirin M. Smith

Chief Operating Officer

D: 646.863.6519

E: ksmith@pcgadvisory.com

Moleculin Biotech, Inc.
Balance Sheets
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$7,244,684	$28,091
Prepaid expenses	315,143	–
Total current assets	7,559,827	28,091
Long-Term Assets:
Furniture and equipment, net of accumulated depreciation	7,168	–
Intangible assets, net of accumulated amortization	11,666,404	–
Total Assets	$19,233,399	$28,091
Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts payable and accrued expenses	$721,103	$322,790
Accounts payable and accrued expenses – related party	250,000	-
Convertible notes payable	431,644	450,000
Total current liabilities	1,402,747	772,790
Long-term payable – related party	600,000	–
Total Liabilities	2,002,747	772,790
Stockholders' Equity (Deficit):
Common stock, $0.001 par value; 75,000,000 authorized, 11,254,756 and 6,661,000 shares issued and outstanding, respectively	11,255	6,661
Subscription receivable	(3,000)	(3,000)
Additional paid-in capital	19,298,614	–
Accumulated deficit	(2,076,217)	(748,360)
Total Stockholders' Equity (Deficit)	17,230,652	(744,699)
Total Liabilities and Stockholders' Equity (Deficit)	$19,233,399	$28,091

Moleculin Biotech, Inc.
Statement of Operations (Unaudited)

	For the Three Months Ended June 30, 2016	For the Six Months Ended June 30, 2016
Revenue	$–	$–
Operating expenses:
Research and development	361,728	376,728
General and administrative	618,001	923,572
Depreciation	652	652
Total operating expenses	980,381	1,300,952
Loss from operations	(980,381)	(1,300,952)
Other expense:
Interest expense	(15,235)	(26,905)
Net loss	$(995,616)	$(1,327,857)
Net loss per common share - basic and diluted	$(0.11)	$(0.17)
Weighted average common shares outstanding - basic and diluted	8,875,173	7,796,782

Moleculin Biotech, Inc.

Statements of Cash Flows

(Unaudited)

For the Six Months Ended June 30, 2016
Cash Flows From Operating Activities:
Net loss	$(1,327,857)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	652
Amortization of intangible assets	256,889
Stock-based compensation	161,496
Changes in operating assets and liabilities:
Prepaid expenses	(315,143)
Accounts payable and accrued expenses	(421,938)
Net Cash Used In Operating Activities	(1,645,901)
Cash Flows From Investing Activities:
Cash acquired through acquisition of Moleculin, LLC	362
Net Cash Provided By Investing Activities	362
Cash Flows From Financing Activities:
Proceeds from notes payable	165,000
Payments on notes payable	(469,939)
Proceeds from sale of common stock, net of direct offering costs	9,167,071
Net Cash Provided By Financing Activities	8,862,132
Net change in cash and cash equivalents	7,216,593
Cash and cash equivalents, at beginning of period	28,091
Cash and cash equivalents, at end of period	$7,244,684
Supplemental disclosures of cash flow information:
Cash paid for interest	$47,951
Cash paid for income taxes	$–

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of intangible assets through accounts payable and long-term payable – related party	$850,000
Common stock issued to acquire intangible assets	$3,774,000
Common stock issued for conversion of debt	$201,055
Common stock issued for acquisition of Moleculin, LLC	$5,999,586